SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-163628

NATIONAL INTELLIGENCE ASSOCIATION, INC.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7381 (Primary Standard Industrial Classification Code Number)	27-0310225 (I.R.S. Employer Identification Number)

1800 Ravinia Place

Orland Park, IL 60462

(312) 775-9700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson St. #208

Carson City, NV 89701

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Wade D. Huettel, Esq.

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, Ca 92103

(619) 399-3090

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	.	Non-accelerated filer (Do not check if a smaller reporting company)	.
Accelerated filer	.	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $0.001 par value per share	1,135,000	$0.10	$113,500	$8.09
Common stock, $0.001 par value per share	3,000,000	$0.10	$300,000	$21.39

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(a).

(2)

Existing Shareholders.

(3)

Direct Public Offering.

(4)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated _____________, 2010

NATIONAL INTELLIGENCE ASSOCIATION, INC.

1800 Ravinia Place

Orland Park, IL 60462

(312) 775-9700

PRELIMINARY PROSPECTUS

1,135,000 shares of common stock

Our existing shareholders are offering for sale, 1,135,000 shares of common stock. In addition, we are offering up to 3,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. If all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $300,000. The offering price is $0.10 per share for both newly issued shares and those being sold by current shareholders.

Our officers and directors will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Our officers and directors will not receive any compensation for their role in selling shares in the offering and our officers and directors shall have the responsibility to inform all prospective investors approached by them that they will be receiving shares sold by the Company, not those offered by the Selling Shareholders hereunder. Our officers and directors will only be soliciting investments into the Company from friends, family and those persons which they have a prior business relationships and that they reasonably believe would have an interest in investing the Company. The officers and directors will distribute to all interested investors a copy of the Company's then effective Registration Statement. As each investor will be personally approached by them, they intend to verbally inform each potential investor that the shares being offered are being offered by the Company directly to the investor and that they shall receive no compensation for the sale of the shares and that all funds received will go directly to the Company to be used for operating expenses. Mr. Miller intends to only sell his registered stock in transaction on the open market, if and when, the Company receives its listing on the Over-the-Counter Bulletin Board ("OTCBB") and if an active trading market for the Company's common stock develops. The Company believes that there is minimal conflict between the interest of Mr. Miller and the interest of the Company, as Mr. Miller is the Company's founder and the success of the Company is paramount and the foremost concern for Mr. Miller's long-tem success.

Completion of this offering is not subject to us raising a minimum offering amount. The sale of the 3,000,000 shares is intended to be a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This offering will terminate on the latter of 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of the board of directors, or on _________, 2010. The sale of shares by the selling shareholders may continue past the expiration of the offering but such shares must be sold at the price of $0.10 during the term of this offering. All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

There is currently no market for our common stock and we do not know if an active trading market will develop. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms a part. There are no assurances that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop. Notwithstanding the foregoing, the Selling Security Holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock registered under this Prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, or at negotiated prices.

The Selling Security Holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) at a fixed price of $0.10 per share until such time as the Company’s common stock is quoted on the OTCBB and thereafter at such prevailing market prices or privately negotiated prices on the OTCBB or other applicable exchange; (v) privately negotiated transactions; (vi) to cover short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share; (viii) a combination of any such methods of sale; and (ix) any other method permitted pursuant to applicable law.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

The date of this prospectus is ___________, 2010

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” "NIA,” “we,” “us,” and “our” refer and relate to National Intelligence Association, Inc.

The Company

National Intelligence Association, Inc. was founded on May 12, 2009 in the state of Nevada. NIA was formed around the concept of providing competent, ethical and economical services for special Security and Investigative needs. We strive to combine intellect and devotion to assignments, with professional demeanor to produce the best possible results optimizing time and minimizing expense. We guarantee absolute confidentiality and trust while serving our clients with professionalism, confidence and timely results optimizing all legal sources to achieve success in the field of security, investigations and personal protection.

NIA principal services will consist of selling security services, investigations services, executive protection services and training services to our clients. Our services are designed to appeal to the general public, corporate world and the government to provide security services, protecting people and preventing adverse situations from threatening the peace of our homeland. NIA is committed to success in the Security and Investigation Industry and adheres to the strict rules handed down by the Department of Financial and Professional Regulations. Our staff’s high level of commitment will enable the Company to attract top professionals as agents and investigators and clients looking for our services.

As a Private Security Agency, we intend to contribute to the national security effort by conducting personnel security, investigations and providing industrial security services and products, as well as offering comprehensive security education and training to our potential clients. NIA will offer the unique advantage of integrating counterintelligence into its core security disciplines through training programs, policy development, and operational support to our field elements. NIA will provide professional security services, recovery services, investigative services and protection services. Our agent pool will be comprised of individuals from a variety of ethnic and racial backgrounds, age groups, experience levels and that allows us to meet the criteria that best suits the client’s needs.

Our founder James J. Miller, has previously worked on nearly 500 cases over the last 25 years with a variety of clients including law firms, governmental agencies, professional services firms, small business owners, major communications firms, financial firms, major retailers and one of the nation’s largest insurers as well as the general public. Additionally, Mr. Miller, is a licensed Class A - Security Contractor and Private Detective, and holds a license to operate Private Security and Detective Agency under the laws and stipulations of the Illinois Department of Professional Regulation. We intend to draw on Mr. Miller's background as we initiate our current business plan and operations. Mr. Miller, is committed to using is vast prior experience in shaping the future of the Company, including drawing on his many years of experience in the security and investigation sectors.

We are currently a development stage company and to date we recorded no revenue. Accordingly, we have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our services, sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our services.

We plan to begin accepting our first clients in Illinois by June of 2010, throughout this time we will continue to develop our corporate website. We anticipate that our website and the local reputation of our founder, Mr. James Miller will initially drive clients to the Company. For the website we are intending to use search engine providers to develop our “key words” to enhance our organic search engine awareness to the general public and business. Additionally, we anticipate beginning the application for our GSA schedule in the coming months, and to this end we have contacted several companies in the Washington D.C. area with significant experience in assisting companies with obtaining the GSA schedule. With the assistance of an outside firm well versed in the GSA Schedule process, we would anticipate being able to contract with the government for national security background checks by July of 2010. These firms typically charge in the range of $2,500 per month for government contract consulting. We have accounted for this expense within in our working capital expenditures.

During the following twelve month period, we anticipate that we will begin to generate revenues sufficient to cover our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations for four more months without additional financing. We believe that debt financing from third parties will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of debt financing from our principal shareholders and executive officer or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities.

SUMMARY OF THIS OFFERING

Securities being offered

Up to 4,135,000 shares of common stock, which represents 20.13% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Price

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the NASD over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Number of Shares Outstanding Before the Offering	20,535,000 shares of Common Stock issued and outstanding as of November 19, 2009.

Number of Options Granted	There have been no Options Granted by the Company as of the date hereof.

Net Proceeds to the Company

The Company is offering 3,000,000 shares of Common Stock, $.001 par value at an offering price of $0.10 per Share for net proceeds to the Company at $300,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds of the shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Risk factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section beginning on page 9 hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publically traded you may lose all or part of your investment.

As there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan

Since there is no minimum with respect to the number of shares to be sold in directly by the Company in its offering, if only as few shares are sold, we may not have enough capital to fully implement our business plan. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. Investors should not rely on the success of this offering to address our need for funding. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

A potential conflict of interest may exist due to the fact that our Mr. Miller, an officer and director, will be responsible for selling shares registered hereunder in the Company's Direct Public Offering to potential investors and he has shares registered personally.

Mr. James J. Miller will have responsibility for assisting the Company in selling those shares registered hereunder on behalf of the Company in our direct public offering and although Mr. Miller has represented that he will not personally sell shares until such time that this offering expires or until the Company is listed on the Over-the-Counter Bulletin Board and such shares can be sold in open market transactions, there is no assurance that Mr. Miller will not sell shares which he personally owns prior to the expiration of this offer. Any such sale could result in a conflict of interest between the Company and Mr. Miller, and potential investors should be aware that the potential for conflict may arise.

There is substantial doubt as to our ability to continue as a going concern.

Our financial statements were prepared on the assumption that we will continue as a going concern. We estimate that our cash reserves will not be sufficient to permit us to continue at our anticipated level of operations for our fiscal year ended December 31, 2010. We plan to begin operations by July 2010. Initially, we will focus on client acquisition, general development and administrative expenses relating to our business. We anticipate seeking additional funds, as well as other funds in the event that they shall become available on commercially reasonable terms, to finance these activities and other activities described herein, although we can provide no assurance that these additional funds will be available in the amounts or at the times we may require. We anticipate that we will require $103,500 to develop and commence our business plan over the next 12 months, if sufficient capital is not available, we would likely be required to scale back client development efforts.

We Will Require Financing To Achieve Our Current Business Strategy And Our Inability To Obtain Such Financing Could Prohibit Us From Executing Our Business Plan And Cause Us To Slow Down Our Expansion Of Operations.

We will need to raise funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations.

There can be no assurances that such funding will be available to us on terms that would be acceptable and at this time we have no specific details regarding the timing, source or manner in which we will raise any such finds. Accordingly, there can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

We have a limited operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We have a limited operating history, we have not generated any revenue to date and it is likely that we will incur operating losses in future periods because we expect to incur expenses which will exceed revenues for an unknown period of time. We cannot guarantee that we will be successful in generating sufficient revenues to support operations in the future. Failure to generate sufficient revenues will cause us to go out of business and you could lose your investment.

We may not be able to secure new customers.

Our success is based on our ability to attract new customers. If we fail to secure new customers, our revenues will decline and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our operating results may fluctuate.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside our control. Factors that may affect our operating results include the following:

•

the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our businesses, operations, and infrastructure;

•

general economic conditions, including higher inflation, the recession in the U.S. and interest rate fluctuations;

•

our ability to upgrade and develop our systems, infrastructure, and customer service capabilities to accommodate growth and to improve our services;

•

our ability to attract new personnel in a timely and effective manner and to retain key employees;

•

the continued healthy operation of our technology suppliers and other parties with whom we have commercial relations; and,

•

geopolitical events such as war, threat of war, or terrorist actions.

Our standard customer contracts are short term, and if we are unable to obtain security service contracts, our results of operations and financial condition will be adversely affected.

Our standard customer contract will be a one-time contract that can be terminated by either us or our customer on 30 days’ notice at any time. We intend to serve some of our customers under oral contracts or under month-to-month extensions of written contracts. If we obtain contracts and for various reasons are not able to retain them or if we fail to obtain additional security service contracts, our results of operations and financial condition will be adversely affected.

Our industry is intensely competitive. If we cannot successfully compete with new or existing security service providers, our results of operations and financial condition will be adversely affected.

The private security services industry is intensely competitive. We directly compete with companies that are national and international in scope and have significantly greater personnel, financial, technical and marketing resources than we do, generate greater revenues than we do and have greater name recognition than we do. We also compete with smaller local and regional companies that may have better knowledge of the local conditions in their region, be better known locally and be better able to gain customers in their region. There are relatively low barriers to entry into the security services industry, and we have faced and expect to continue to face additional competition from new entrants into the contract security officer services industry. In addition, some of our competitors may be willing to provide services at lower prices or accept a lower profit margin or expend more capital in order to obtain or retain business. If we cannot successfully compete with new or existing security service providers, our results of operations and financial condition will be adversely affected.

If we are unable to attract, retain and manage security officers and administrative staff, our business will suffer.

Our business involves the delivery of contract security services and is labor-intensive. We derive our revenue largely from contract security officer services performed by our security officers. Our future performance depends in large part upon our ability to attract, develop, motivate and retain skilled security officers and administrative staff. Qualified security officers and administrative staff are in demand and there is significant competition for these individuals from other security firms, government agencies and other similar enterprises. As a result, we may not be able to attract and retain sufficient numbers of these individuals in the future.

The security services we provide may subject us to liability for damages not covered by insurance, which could be substantial.

We may provide security services at various client locations. In providing these services, our employees may inflict physical or emotional harm on individuals, or the public may be otherwise injured by events occurring on client premises, including events that are not under the immediate control of our security officers. Individuals may bring personal injury lawsuits against us seeking substantial damages based on negligence or other theories of liability in our provision of security services, including with respect to injuries not directly caused by, or within the control of, our security officers. Under principles of common law, we can generally be held liable for wrongful acts or omissions to act of our agents or employees during the course and within the scope of their agency or employment with us. In some cases, our security service contracts also provide for our indemnification of our clients for events occurring on client premises. In addition, some states have adopted statutes that make us responsible for the conduct of our agents and employees. While we maintain an insurance program that provides coverage for certain liability risks, including personal injury, death and property damage, the laws of many states limit or prohibit insurance coverage for punitive damages arising from willful or grossly negligent conduct. Consequently, our insurance may not be adequate to cover all potential claims or damages.

As the Company is in the development stage, we have not been subject to any of the foregoing, however there can be no assurance that we will not become subject litigation during the course of the Company's operations. If a plaintiff brings a successful claim against us in excess of our insurance coverage, we could incur substantial liabilities and our financial condition could be materially and adversely affected.

We are subject to government regulation, and our failure or inability to comply with these regulations could materially restrict our operations and subject us to substantial penalties.

We are subject to a large number of city, county and state occupational licensing laws that apply to private security officers. Most states have laws, or legislation pending, requiring qualification, training and registration of security officers, regulating the use of identification cards, badges and uniforms and imposing minimum bond surety or insurance standards. Any liability we may have from our failure to comply with these regulations may materially affect our business by restricting our operations and subjecting us to substantial penalties. In addition, our current and future operations may be subject to additional regulation as a result of, among other factors, new statutes and regulations and changes in the manner in which existing statutes and regulations are or may be interpreted.

We May Be Significantly Affected by General Economic Conditions.

In the normal course of business, we are subject to changes in general or regional U.S. economic conditions, including, but not limited to, consumer credit availability, interest rates, inflation, personal discretionary spending levels, and consumer sentiment about the economy in general. Any significant changes in economic conditions could adversely affect consumer demand and/or increase costs resulting in lower profitability for the company.

Accounting Matters.

The implementation of new accounting requirements or changes to U.S. generally accepted accounting principles could adversely affect our reported financial position or results of operations. Potential changes currently under consideration by the Financial Accounting Standards Board include, but are not limited to, proposed rule changes relating to the accounting for securitization transactions and potential changes in accounting for leases and pension expense.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending December 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation contains a specific provision that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of the prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this offering:

Gross Proceeds	$300,000
Offering Expenses	$41,500*
Net Proceeds	$258,500

* Estimate Only

The net proceeds will be used as follows:

Business Development	$50,000
Legal and accounting	$50,000
Working Capital	$158,500

All proceeds from the sale of the 1,135,000 shares from existing shareholders will be paid directly to those shareholders.

We anticipate that the proceeds from the offering will allow us to operate for 12 months. Mr. Miller, our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading History

There is currently no public or other market for our Common Stock, and we cannot guarantee that any such market will develop in the foreseeable future. We intend to engage one or more registered broker-dealers to file an application with the NASD on our behalf so as to be able to quote the shares of our Common Stock on the over-the-counter bulletin board maintained by the NASD. As of the date of this prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application.

Our authorized capital stock consists of 200,000,000 shares of Common Stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of November 19, 2009, there were 20,535,000 shares of our Common Stock issued and outstanding. There are no shares of preferred stock issued and outstanding. Our shares are held by 15 stockholders of record.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock.

Convertible Securities

None.

DIVIDEND POLICY

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares being offered was arbitrarily determined based upon the prior offering price in our private placement. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•

our limited operating history

•

the price we believe a purchaser is willing to pay for our stock

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 20,535,000 shares of Common Stock outstanding as of November 19, 2009. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.10 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 3,000,000 Shares offered by the Company hereunder, at an Offering Price of $0.10 per share the pro forma net tangible book value of the Company at November 19, 2009, would have been $337,125 or $0.014 per share, representing an immediate increase in tangible book value of $0.012 per share to existing shareholders and an immediate dilution of $0.086 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

3,000,000 Shares
Offering price per share	$0.10
Net tangible book value per share before Offering	$0.00
Increase per share attributable to new investors	$0.01
Pro forma net tangible book value per share after Offering	$0.01
Dilution per share to new investors	$0.09

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 3,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. In addition 1,135,000 shares are being sold by current shareholders. The offering price is $0.10 per share. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days. Our officers and directors will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our officers and directors will not purchase shares in this offering.

We will sell the shares in this offering through our officers and directors and they will not receive any commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors are statutorily disqualified or being compensated or associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering. They are not broker/dealers or associated with a broker/dealer. We intend to distribute the prospectus to friends, relatives, and business associates of our officers and directors. The shares will not be offered through any media or through investment meetings. The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus and such documents necessary to facilitate any a sale hereunder, including a Subscription Agreement .. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the United States. Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling shareholders”. The selling shareholders acquired their shares from us in privately negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and,

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation. Any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

The selling shareholders have been advised that any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of November 19, 2009. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

		Before the Offering		After the Offering
Name of Selling Stockholder	Position, Office or Other Material Relationship	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (1)	Number of Shares to be Offered for the Account of the Selling Stockholder (2)	Number of Shares to be Owned after this Offering (3)	Percentage to be Beneficially Owned after this Offering (3) (4)

Common Stock
Hermiz Albazi		100,000	100,000	0	0%
Baltic Investment LTD. (5)		1,000,000	100,000	900,000	4.38%
John Cassagne		50,000	50,000	0	0%
Virginia M Cook		50,000	50,000	0	0%
Charles W. Degner		50,000	50,000	0	0%
David Hershberger		75,000	75,000	0	0%
Irish Delta, Inc. (6)		1,000,000	100,000	900,000	4.38%
Pamela Kostynuik		30,000	30,000	0	0%
Mazi International Corp. (7)		1,000,000	100,000	900,000	4.38%
Michael J. McCullough		30,000	30,000	0	0%
James Miller	CEO, CFO, Treasurer and Director	15,000,000	100,000	14,900,000	72.55%
Nelevi, S.A. (8)		1,000,000	100,000	900,000	4.38%
Jesse Root		50,000	50,000	0	0%
Strotas Group Corp. (9)		1,000,000	100,000	900,000	4.38%
Darren Wright		100,000	100,000	0	0%
		20,535,000	1,135,000	19,400,000

1.

Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

2.

This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

3.

Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

4.

Based on 20,535,000 shares of Common stock issued and outstanding as of November 19, 2009.

5.

Julio Collado holds voting and investment control over shares held by Baltic Investment Ltd.

6.

Daysi Gil holds voting and investment control over shares held by Irish Delta, Inc.

7.

Anais Berrio holds voting and investment control over shares held by Mazi International Corp.

8.

Maribel Mendoza de Collado holds voting and investment control over shares held by Nelevi, S. A.

9.

Vladimir Isaza holds voting and investment control over shares held by Strotas Group Corp.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to the Company in any manner whatsoever. They foregoing rules only apply to Broker/Dealers making a market in our shares, if any. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to National Intelligence Association, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere in the world. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the number of shares of our common stock then outstanding, which will equal approximately 205,350 shares immediately after this offering, based on the number of shares of common stock outstanding as of November 19, 2009; or

•

the average weekly trading volume of our common stock on OTCBB during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to any persons.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. As of the date hereof there have been no shares of preferred stock designated.

Anti-Takeover Provisions

Certain anti-takeover provisions in our Articles of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 10,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officers' home as our corporate headquarters, this space is located at 1800 Ravinia Place, Orland Park, IL 60462 and we are using the space rent-free.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF NATIONAL INTELLIGENCE ASSOCIATION, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1 THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

OVERVIEW

We intend to offer professionally licensed and trained agents with many years of experience in security, investigations, law enforcement and executive protection. Our services will offer executives, staff and management the peace of mind knowing there is a professional available for emergencies and general help while also giving a strong presence to thwart any potential stalking, attack, theft or crime committed during the detail. Our agents are, or will be, trained in sensitive areas such as political, celebrity and crisis security where sensitivity and a strong presence are needed.

NIA will be primarily focused on three markets protective services, investigations and training. Our target customers will be the Fortune 500 corporations, the Homeland Security Agency and related Federal Agencies working through the Government Services Administration (GSA) and local state and federal law enforcement and security entities. We will focus on these markets by implementing our business plan. By using a Licensed Agency our clients can potentially reduce their insurance risk exposure by showing proper due diligence in hiring professionals. Each one of our agents are/or will be trained specialist who are certified in any emergency procedure pursuant within the scope of his/her employment. NIA assumes the liability, time management, scheduling, threat assessment and payroll burden saving our clients much of the risk and costs associated with downtime and lost opportunity burdens to our clients.

NIA will offer all of the following services, however we anticipate that Investigations and Protection/Security will account for the majority of our business, about 65%, but by offering a full suite of services we intend to be able to fulfill any potential client's needs. NIA's full suite of services shall include the following:

•

Investigations: Investigations are comprised of several different types. Domestics, criminal, civil, backgrounds, skip traces and more. The maze of criminal activity is never ending. To ensure success our agents will be cross trained in all areas of investigations they undergo extensive training.

•

Protection/Security: Our protection services will be tailored for those individuals, such as corporate executives, government agencies, executives or private citizens who must travel in high-crime areas and seek peace of mind and protection from potential criminal acts. We also intend to be able to offer armed and unarmed guards for location security and validation of authorized personnel on a 24 hour basis.

•

Retainer Consulting: We intend to develop a client orientated company and to strive for excellence in fraud and security consultations. This begins with a complete understanding of the client company's situation, objectives, and constraints. We will then be able to represent the client company with confidentiality, sifting through all potential solutions offering the most efficient way of solving their problem.

•

Training academy: NIA intends to offer bodyguard and security training for professionals seeking to expand their protective careers and training on all issues dealing with security and investigation to help the general public or corporations in improving their security.

•

Corporate Countermeasures: NIA will offer the latest in technology in uncovering hidden recording equipment "bugs" and electromagnetic/radio surveillance. We intend to be able to cover all known frequencies and use the same equipment as federal agencies in their countermeasures.

•

Strike Support: NIA intends to offer a detailed strike contingency plan to ensure personnel safety, protect corporate assets, and facilitate continued productions activities which can strengthen management's negotiation position and hasten a resolution by showing labor that the company is prepared to withstand a long walkout.

•

Security Analysis: In the process of risk analysis that proceeds from threat assessment (identifying risk) to threat evaluation (determining the criticality and dollar cost of that risk) to the selection of security countermeasures designed to contain or prevent that risk, one of management's most valuable tools is the security survey.

•

Intelligence Gathering: We will employ sophisticated equipment and communications in gathering evidence or information as needed.

•

Senior Management Training: We intend to conduct quality seminars which provide executives and their professional advisors with practical need-to-know information concerning security related issues. We cover the following subjects and at the clients request will develop a seminar around their needs:

o

Risk Analysis

o

Interior and Exterior Security Concerns

o

The Inner Defenses: Intrusion and Access Control

o

Time Protections, Safety and Emergency

o

Planning

o

Internal Theft Controls

o

Specific Security Threats

o

Workplace Violence

Corporate strategy

We are currently a development stage company and to date we recorded no revenue. Accordingly, we have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our services, sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our services.

Our plan of operations for the next twelve months subject to our achieving the necessary financing is as follows:

1.

We plan to begin accepting our first clients in Illinois by June of 2010, throughout this time we will continue to develop our corporate website. We anticipate that our website and the local reputation of our founder, Mr. James Miller will initially drive clients to the Company. For the website we are intending to use search engine providers to develop our “key words” to enhance our organic search engine awareness to the general public and business. Additionally, we anticipate beginning the application for our GSA schedule in the coming months, and to this end we have contacted several companies in the Washington D.C. area with significant experience in assisting companies with obtaining the GSA schedule. With the assistance of an outside firm well versed in the GSA Schedule process, we would anticipate being able to contract with the government for national security background checks by July of 2010. These firms typically charge in the range of $2,500 per month for government contract consulting. We have accounted for this expense within in our working capital expenditures.

2.

During the following twelve month period, we anticipate that we will begin to generate revenues sufficient to cover our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations for four more months without additional financing. We believe that debt financing from third parties will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of debt financing from our principal shareholders and executive officer or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities.

Current Detectives/Employees

We currently are relying on the expertise of Mr. Miller, the Founder of NIA .. Mr. Miller is devoting a sufficient amount of his time to ensure that the NIA is moving forward with its development and business plans. Mr. Miller does not anticipate that any change in circumstances that would lead to any reduction in the amount of time he is devoting to the success of NIA. Mr. Miller, is a licensed Class A - Security Contractor and Private Detective, and holds a license to operate Private Security and Detective Agency under the laws and stipulations of the Illinois Department of Professional Regulation. Additionally, Ms. Grisby will be devoting a sufficient amount of time to fulfill her role as the Company's corporate Secretary.

We do not currently have any employees. We intend to add staff as the Company initiates its development and growth. Any such additions will be made at the judgment of Management to meet the Company's then current needs.

Market Summary

We believe that since 9/11 there has been an increased demand in the areas of security and investigation, which may lead to more people seeking out services like those we will offer that ever before. . NIA is positioning itself to be able to take full advantage of this changing environment, and we expect to become a recognized name and profitable entity in the US market. NIA is focused on supplying client’s professionalism and expertise in reaching successful conclusions to their security and or investigative needs. NIA will be submitting an application in the coming months for its GSA schedule .. If our GSA schedule is accepted NIA will become a prime vendor for the U.S. Government.

The U.S. General Services Administration (GSA) establishes long-term government-wide contracts to provide federal agencies with access to products and services. Agencies can order directly from GSA Schedule contractors. Accordingly, we have begun, with the assistance of outside companies, the process of developing a GSA schedule to allow the Government to directly purchase services from NIA. The GSA Schedule can be thought of as a collection of pre-negotiated contracts. Procurement managers from government agencies can view these agreements and make purchases from the GSA Schedule knowing that all legal obligations have been taken care of by GSA. Once we are successfully on the GSA schedule we can offer our services directly to the government to meet any security or investigative service that the Government may require.

We have chosen to locate our corporate office in the area of most revenue potential. It is conveniently located in the proximity of three of Chicago’s major interstates. Our targeted market area, a 100 mile radius around Chicago, will allow NIA stability and growth. The Chicago metropolitan area is the third largest metropolitan area in the United States with more than 9.5 million people living and working there. Accordingly, any market saturation would give NIS both regional and national brand recognition.

No business can survive by just waiting for the customer to come to them. Instead, we must get better at focusing on the specific market segments whose needs match our offerings. Focusing on targeted segments is the key to our future. We are doing this through advertising efforts like Serve Now, PI on line, and other internet tools like Google that draw the public to us. We are continually looking for better ways to present our marketing message and our product offerings to the proper audience.

Market Segmentation

Keeping in line with our Corporate Strategy we intend to offer services in the following market segments at such time Management believes that the offering if such services is commercially reasonable. Those market segments are as follow:

•

Corporations: Major corporations need security. We intend to provide armed and unarmed security guards to perform sight security. We will also provide an executive protection unit for executives on the go. As the need arises corporations can call on us to handle their background checks, employment verifications, internal investigations and due diligence on competitors. We also intend to hire such personnel so that we will be able to provide teams to sweep meeting areas to assure no eavesdropping or illegal intelligence gathering is taking place.

•

Government Agencies: Homeland security has created a new centralized security agency incorporating other federal agencies. Congress continues to express the need to have private security agencies help bolster national security. The government currently outsources contractually on a regular basis to private security agencies security assignments, investigation and background checks. We intend to use Mr. Miller's experience in the industry and his contacts to seek out and develop relationships where the Company can become contracted to perform these services.

•

Public: We will work with the public and offer services to help them through a myriad of problems including individual private security and investigative needs. As we are contracted for such jobs we intend to hire or employ on a contractual basis necessary personnel to facilitate any such work.

Licenses/Professional Associations and Memberships

We have an international network of investigators through our memberships in worldwide detective associations, including National Association of Legal Investigators (NALI), American College of forensic examiners institute (ACFEI) and the American Board for Certification in Homeland security. Management estimates that the total annual cost for our professional memberships is $1,200.00 and for our professional licensing requirements id $3,000.00. Our membership in detective associations allows us to have access to both international and domestic member lists. These lists will allow NIA to enlist the assistance of detectives and security specialists when needed, which allows the Company to provide clients with top quality international support for any needed background investigations.

Additionally, we also maintain professional licenses as are required by State law. The Illinois Department of Professional Regulation regulates Private Detective Licenses. There are minimum requirements that must be met in order to become licensed by the State, such as the agent must be a least 21 years and have worked full-time for a Private Detective Agency for a minimum of 3 of the past 5 years. There is a onetime processing fee of $500 dollars for individuals and $500 for Detective Agencies. NIA is in compliance with all local, state and federal licensing matters.

Pricing Strategy

NIA services will be priced per hour at the upper edge of what the market will bear, competing with large agencies. The pricing fits with the general positioning of NIA as high-level expertise. Although we will do special pricing for volume work it will be done on a quota bases with levels that must be reached to continue receiving special pricing.

Advertising

Our marketing strategy will begin with word of mouth, which will always be our most important means of promotion. We will also, in the future, consider traditional advertising in trade magazines and other local media outlets, as well as continuing to develop our corporate website. We have not approximated traditional media costs as Management has not yet determined the necessary scope of any traditional advertising campaign. We believe the continued development of our website and future client referrals will initially drive our business. Additionally, NIA will be focused on generating and managing speaking opportunities for our experts.

 Competitive Comparison

Competitors in this industry can come from many sources and they all can provide basic information and services. We intend to provide more thorough services because we believe that our future agents and employees will be better trained and qualified to conduct more elaborate assignments in personal protection and investigations. Our training will require that every new agent completes an extensive training program, which will include over 400 hours or training time prior to becoming an investigator. Our founder, Mr. Miller, has extensive experience developing and implementing training programs that we believe will produce top notch investigators. While other agencies might network or hire and contract out their work they are not qualified to do NIA intends to have all of the qualified personnel necessary under one roof, ready to complete the services as needed.

MANAGEMENT DISCUSSION & ANALYSIS

RESULTS OF OPERATIONS

Results of Operations

November 30, 2009

For the period ended November 30, 2009, the Company earned $nil revenues and incurred $37,918 of operating expenses, which included $15,250 in legal fees incurred with respect to the Company’s S-1 Registration Statement, $5,500 in accounting and audit costs, $7,500 in management fees, and $9,668 in general and administrative costs related to consulting and general office costs.

August 31, 2009

For the period from May 12, 2009 (Date of Inception) to August 31, 2009, the Company earned $nil revenues and incurred $30,875 of operating expenses. Operating expenses were comprised of $10,000 of management fees to the President, CEO, and Director of the Company, and $10,450 in professional fees relating to legal costs incurred in the Company’s incorporation and management and financing agreements. The Company also incurred $10,425 of general and administrative costs related to consulting costs and incorporation fees.

As at November 30, 2009, the Company had a loss per share of $nil.

LIQUIDITY AND CAPITAL RESOURCES

November 30, 2009

As at November 30, 2009, the Company had assets of $9,467 comprised of cash, and had liabilities of $10,260 comprised of amounts due to a related party for expenditures and management fees incurred by the President, CEO, and Director of the Company.

During the period from ended November 30, 2009, the Company issued 100,000 common shares for cash of $9,000, net of finders’ fees of $1,000 and issued 15,435,000 common shares for which proceeds of $58,500 were received prior to August 31, 2009.

For the period ended November 30, 2009, the Company used $42,918 of cash for operating activities, primarily for consulting fees, legal fees, and incorporation fees. The Company received cash from financing activities of $17,500 relating to proceeds from issuance of common shares and from related parties. The Company did not have any transactions that were classified as investing activities.

August 31, 2009

As at August 31, 2009, the Company had assets of $34,885 comprised of cash, and had liabilities of $6,760 comprised of $5,000 in accounts payable and $1,760 of amounts due to a related party for expenditures incurred by the President, CEO, and Director on behalf of the Company.

During the period from May 12, 2009 (Date of Inception) to August 31, 2009, the Company authorized the issuance of 20,435,000 common shares for cash ($49,000) and for settlement of management fees ($10,000). Subsequent to August 31, 2009, the Company issued 100,000 common shares for cash of $9,000, net of finders’ fees of $1,000.

For the period ended August 31, 2009, the Company used $15,115 of cash for operating activities, primarily for consulting fees, legal fees, and incorporation fees. The Company received proceeds of $50,000 relating to $49,000 in proceeds from issuance of common shares and $1,000 from the President, CEO, and Director of the Company for financing of the Company’s continuing operations.

As at November 30, 2009, the Company has a going concern assumption as the Company has not earned revenue, has no certainty of earning revenues in the future, and has incurred a net loss of $68,793 since inception.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We estimate that our expenses over the next 12 months (beginning September 2009) will be approximately $103,500.00 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Target completion date or period	Estimated expenses (USD $)
Legal and accounting fees	12 months	20,000.00
Marketing and advertising	12 months	7,000.00
Investor relations and capital raising	12 months	6,000.00
Management and operating costs	12 months	7,000.00
Salaries and consulting fees	12 months	55,000.00
Hardware purchases	12 months	3,000.00
General and administrative	12 months	5,500.00
Total		103,500.00

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAs, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in note 1 of the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued guidance now codified as FASB ASC Topic 105, Generally Accepted Accounting Principles, as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855-10 did not have a material effect on the Company’s consolidated financial statements. Refer to Note 5.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position

James J. Miller	51	Chairman, President, CEO and CFO
Sandy M. Grisby	32	Secretary
William Reininger	59	D Director
Paul Starrett	50	Director
Darienne Arnold	49	D Director

Mr. James J. Miller - Mr. Miller is a licensed Private Detective licensed by the Illinois Department of Professional Regulation. He received an MBA in General Management/Finance from the University of Chicago, has a level three certification in Homeland security from the American College of Forensics Examiners Institute, and is on the Emergency Homeland Security Response Team. Mr. Miller has 20 years experience in law enforcement, and currently is working the Bradley girl’s abduction in Chicago. He is a licensed firearms instructor and an expert witness concerning Use of Force issues and computer forensics. He is also a member of the highly regarded Global Investigator Network, which allows the agency to provide clients with top quality international support of their background investigations. Furthermore, he is a member of the Association of Investigation Specialists and the National Association of Legal Investigators (NALI).

Sandy M. Grisby – Sandy Grigsby is an accomplished Graphic Artist and Entrepreneur. She has over 10 years experience working in the Design and Advertising Industry, launching her own design company, Brio Five, in 2005, where she remains today. Sandy is also the Founder of Dog Chatter, Inc., a company dedicated to animal enthusiasts and rescue. She regularly volunteers at animal shelters such as Humane Society Silicon Valley. She has earned a BFA in Visual Communications from American InterContinental University, and has studied abroad in both Germany and Argentina.

William Reininger – William Reininger has spent the last 7 years developing wrestling clubs at the University of Northern Iowa, University of Nebraska and American University. He is also the director of USA Wrestling Developmental Camps New Brunswick, New Jersey; Washington, D.C., Cedar Falls, Iowa, Lincoln, Nebraska and Bakersfield, CA. Between 1989 and 2002 Mr. Reininger worked for such companies as Columbus Financial Securities and Spectrum Securities where he was the National Sales Director for each. While at Columbus Financial Securities and Spectrum Securities he helped to build a securities firm of over 300 representatives with 12 offices and raise over $1 billion dollars in mezzanine financing, respectively.

William Reininger has his B.S. in Physical Education from Indiana State University, and achieved a masters degree in Exercise Physiology, Applied Kinesiology, and Adaptive Physical Education from Indiana State University.

Paul Starrett – Paul Starrett is a licensed private investigator and attorney in California. He is a Certified Fraud Examiner and Certified Privacy Professional and is an active member of the California Association of Licensed Investigators. For the past five years his primary experience has been as an e-discovery consultant and project manager where he has handled all aspects of e-discovery and investigations for dozens of large, multi-million dollar cases for AMLAW 50 law firms and Fortune 100 corporate clients.

He has also worked as an appellate attorney with one published case in the Sixth District Court of Appeals in California. He has also been a criminal justice instructor at University of Phoenix and instructor at the Sam Brown Investigations academy in financial investigations and copyright infringement. Paul Starrett attained his B.S. from the University of the State of New York, along with a J.D. from Peninsula University School of Law, his Master of Laws in Taxation from Golden Gate University and completed the Police Academy.

Darienne Arnold – Darienne Arnold has spent the last twenty years as a model and talent scout for LA Models. She has traveled world wide as a model for fashion shows, TV, commercials, and fashion print. Darienne has also been involved in real estate development and management for ten years. In 2007 she received her Aesthetician License and works hands on with problems of the skin for Simply Porceline based in Beverly Hills, CA.

Director Independence

Mr. Reininger, Mr. Starrett and Ms. Arnold are each independent Director. Our Board of Directors uses the following criteria to determine whether a Director is independent: (1) the independence requirements of the NASDAQ Stock Market, (2) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James J. Miller (1)	Chairman, CEO President and CFO,	2009	$-	$-	$-	-0-	-0-	-0-	-0-	$-

Sandy M. Grisby	Secretary	2009	$-	$-	$-	-0-	-0-	-0-	-0-	$-

Notes to Summary Compensation Table:

(1)

Mr. Miller, the President, CEO, CFO and Director of the Company, received Management Fees in the amount of $10,000.

EMPLOYMENT AGREEMENTS

None.

Outstanding Equity Awards Since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

LONG-TERM INCENTIVE PLANS

We currently have no Long-Term Incentive Plans.

DIRECTOR COMPENSATION

None.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, James Miller, at our executive office.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Miller collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Miller will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Miller will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

CODE OF ETHICS

Effective as of the date hereof, the Board of Directors has adopted a Code of Ethics for our directors, officers and employees, which is filed as an Exhibit to this Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at February 18, 2010, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of February 18, 2010, we had 20,535,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	James J. Miller	15,000,000	73.00%
Common Stock	William Reininger	0	0%
Common Stock	Paul Starrett	0	0%
Common Stock	Darienne Arnold	0	0%
Common Stock	Sandy Grigsby	0	0%
		15,000,000	73.00%
	All Officers and Directors as a group (total of 5)

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 18, 2010. As of February 18, 2010, there were 20,535,000 shares of our common stock issued and outstanding.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company owes $10,260 (August 31, 2009 - $1,760) to the President and Director of the Company for financing of day-to-day expenditures incurred on behalf of the Company. Additionally, the Company owes $1,760 to the President and Director of the Company for financing of day-to-day expenditures incurred on behalf of the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

As disclosed above, we have had no related party transaction and accordingly have not established policies in writing for reviewing any future potential related party transaction. However, we anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

LEGAL MATTERS

The validity of the issuance of the common stock offered under this prospectus has been passed upon for us by Carrillo Huettel, LLP.

EXPERTS

The financial statements of National Intelligence Association, Inc. at August 31, 2009, included in and made a part of this document have been audited by M&K CPAs, PLLC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this registration statement have been audited by M&K CPAs, PLLC. To the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. John Miller, our President and Chief Executive Officer.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with our accountants since our formation required to be disclosed.

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Financial Statements

For the Period Ended November 30, 2009 (unaudited) and August 31, 2009

Balance Sheets (unaudited)

F-2

Statements of Operations (unaudited)

F-3

Statements of Cash Flows (unaudited)

F-4

Notes to the Financial Statements (unaudited)

F-5

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Balance Sheets

(Unaudited)

	November 30, 2009 $	August 31, 2009 $

ASSETS

Cash	9,467	34,885

Total Assets	9,467	34,885

LIABILITIES

Current Liabilities

Accounts Payable	–	5,000
Due to a Related Party	10,260	1,760

Total Liabilities	10,260	6,760

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock
Authorized: 100,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 200,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 20,535,000 and 5,000,000 common shares, respectively	20,535	5,000

Additional Paid-In Capital	47,465	(4,500)

Common Stock Issuable	–	58,500

Accumulated Deficit during the Development Stage	(68,793)	(30,875)

Total Stockholders’ Equity (Deficit)	(793)	28,125

Total Liabilities and Stockholders’ Equity (Deficit)	9,467	34,885

(The accompanying notes are an integral part of these financial statements)

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Statements of Operations

(Unaudited)

	For the Three Months Ended November 30, 2009 $	Accumulated from May 12, 2009 (Date of Inception) to November 30, 2009 $

Revenues	–	–

Operating Expenses

General and Administrative	9,668	20,093
Management Fees	7,500	17,500
Professional Fees	20,750	31,200

Total Operating Expenses	37,918	68,793

Net Loss	(37,918)	(68,793)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	11,657,857

(The accompanying notes are an integral part of these financial statements)

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Statements of Cash Flows

(Unaudited)

	For the Three Months Ended November 30, 2009 $	Accumulated from May 12, 2009 (Date of Inception) to November 30, 2009 $

Operating Activities

Net loss for the period	(37,918) 1	(68,793)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Shares issuable for management fees	–	10,000

Changes in operating assets and liabilities:

Accounts payable	(5,000)	–

Net Cash Used In Operating Activities	(42,918)	(58,793)

Financing Activities

Proceeds from issuance of common shares	–	500
Proceeds from common stock issuable	10,000	58,500
Proceeds from a related party	8,500	10,260
Payment of finders’ fees	(1,000)	(1,000)

Net Cash Provided By Financing Activities	17,500	68,260

Increase (decrease) in Cash	(25,418)	9,467

Cash – Beginning of Period	34,885	–

Cash – End of Period	9,467	9,467

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these financial statements)

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

1.

Nature of Operations and Continuance of Business

National Intelligence Association Inc. (the “Company”) was incorporated in the State of Nevada on May 12, 2009. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company a security and investigative company, and will provide professional security, recovery, investigative, training, and protection services.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at November 30, 2009, the Company has not recognized any revenue, and has an accumulated deficit of $68,793. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is August 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

d)

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

2.

Summary of Significant Accenting Policies (continued)

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

f) Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2009 and 2008, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In June 2009, the FASB issued guidance now codified as FASB ASC Topic 105, Generally Accepted Accounting Principles, as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855-10 did not have a material effect on the Company’s consolidated financial statements. Refer to Note 5.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

i)

Recently Adopted Accounting Pronouncements

On September 30, 2009, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company’s financial statements.

Effective June 30, 2009, the Company adopted a new accounting standard issued by the FASB related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on the Company’s financial statements.

3.

Related Party Transactions

As at November 30, 2009, the Company owed $10,260 (August 31, 2009 - $1,760) to the President and Director of the Company for financing of day-to-day expenditures incurred on behalf of the Company. The amounts owing are unsecured, due interest at 5% per annum, and due on demand. Interest has not been imputed due to immateriality.

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

4.

Common Shares

a)

On September 9, 2009, the Company issued a private placement for 100,000 common shares at $0.10 per share for proceeds of $10,000, less finders’ fees of $1,000.

b)

During the period ended November 30, 2009, the Company issued 15,000,000 common shares at $0.001 per share for proceeds of $15,000 that were previously recorded as common stock issuable.

c)

During the period ended November 30, 2009, the Company issued 435,000 common shares at $0.1 per share for proceeds of $43,500 that were previously recorded as common stock issuable.

5.

Subsequent Events

In accordance with ASC 855, Subsequent Events, we have evaluated subsequent events through February 18, 2010, the date of issuance of the audited financial statements. During this period, we did not have any material recognizable subsequent events.

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Financial Statements

For the Year Ended August 31, 2009

Report of Independent Registered Public Accounting Firm

Balance Sheet

Statement of Operations

Statement of Stockholders’ Equity

Statement of Cash Flows

Notes to the Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors

National Intelligence Association Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of National Intelligence Association Inc. (a Development Stage Company) as of August 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from May 12, 2009 (inception) through August 31, 2009. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Intelligence Association Inc. as of August 31, 2009 and the results of their operation and their cash flows for the period described above, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and there is substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might reflect these uncertainties.

/s/ M&K CPAS, PLLC

Houston, Texas

November 24, 2009

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

August 31, 2009 $

ASSETS

Cash	34,885

Total Assets	34,885

LIABILITIES

Current Liabilities

Accounts Payable	5,000
Due to a Related Party	1,760

Total Liabilities	6,760

STOCKHOLDERS’ EQUITY

Preferred Stock
Authorized: 100,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 200,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,000,000 common shares	5,000

Additional Paid-In Capital	(4,500)

Common Stock Issuable	58,500

Accumulated Deficit during the Development Stage	(30,875)

Total Stockholders’ Equity	28,125

Total Liabilities and Stockholders’ Equity	34,885

(The accompanying notes are an integral part of these financial statements)

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

For the Period from May 12, 2009 (Date of Inception) to August 31, 2009 $

Revenues	–

Operating Expenses

General and Administrative	10,425
Management Fees	10,000
Professional Fees	10,450

Total Operating Expenses	30,875

Net Loss	(30,875)
Net Loss per Share – Basic and Diluted	(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

(The accompanying notes are an integral part of these financial statements)

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

For the Period from May 12, 2009 (Date of Inception) to August 31, 2009 $

Operating Activities

Net loss for the period	(30,875)

Adjustments to reconcile net loss to net cash used in operating activities:

Shares issuable for management fees	10,000

Changes in operating assets and liabilities:

Accounts payable	5,000
Due to a related party	760

Net Cash Used In Operating Activities	(15,115)

Financing Activities

Proceeds from issuance of common shares	500
Proceeds from common stock issuable	48,500
Proceeds from a related party	1,000

Net Cash Provided By Financing Activities	50,000

Increase in Cash	34,885

Cash – Beginning of Period	–

Cash – End of Period	34,885

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Statements of Stockholders’ Equity

From May 12, 2009 (Date of Inception) to August 31, 2009

(Expressed in US dollars)

			Additional	Common
	Common Stock		Paid-in	Stock	Accumulated
	Shares	Par Value	Capital	Issuable	Deficit	Total
	#	$	$	$	$	$

Balance – May 12, 2009 (Date of Inception)	–	–	–	–	–

Founders shares for cash at $0.0001 per share	5,000,000	5,000	(4,500)	–	–	500

Common stock subscribed for cash	–	–	–	48,500	–	48,500
Shares issued for services	–	–	–	10,000	–	10,000

Net Loss for the period	–	–	–	–	(30,875)	(30,875)
	–	–
Balance – August 31, 2009	5,000,000	5,000	(4,500)	58,500	(30,875)	28,125

(The accompanying notes are an integral part of these financial statements)

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

National Intelligence Association Inc. (the “Company”) was incorporated in the State of Nevada on May 12, 2009. The Company a security and investigative company, and will provide professional security, recovery, investigative, training, and protection services. The Company is a development stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at August 31, 2009, the Company has not recognized any revenue, and has an accumulated deficit of $30,875. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is August 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (“SFAS 128”). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. There are no common stock equivalents as of August 31, 2009.

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

SFAS No. 157, “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to SFAS No. 157, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2009, the Company has no items representing comprehensive income or loss.

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162”. The FASB Accounting Standards Codification (“Codification”) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission “SEC” under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 30, 2009. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)”. The objective of this statement is to improve financial reporting by enterprises involved with variable interest entities. This statement addresses (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166, “Accounting for Transfers of Financial Assets”, and (2) concern about the application of certain key provisions of FASB Interpretation No. 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets – an amendment of FASB No. 140”. The object of this statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This statement addresses (1) practices that have developed since the issuance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, that are not consistent with the original intent and key requirements of that statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. SFAS No. 166 must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This statement must be applied to transfers occurring on or after the effective date. Additionally, on and after the effective date, the concept of a qualifying special-purpose entity is no longer relevant for accounting purposes. The disclosure provisions of this statement should be applied to transfers that occurred both before and after the effective date of this statement. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”). FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157. Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

3.

Related Party Transactions

As at August 31, 2009, the Company owed $1,760 to the President and Director of the Company for financing of day-to-day expenditures incurred on behalf of the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

NATIONAL INTELLIGENCE ASSOCIATION INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

4.

Common Shares

a)

As at August 31, 2009, the Company received share subscriptions of $43,500 for the issuance of 435,000 common shares of the Company at $0.10 per common share.

b)

On May 12, 2009, the Company issued 10,000,000 common shares of the Company at $0.001 per common share as Founder’s shares for management services incurred by the President of the Company. As at August 31, 2009, the common shares have not been issued.

c)

On May 12, 2009, the Company issued 5,000,000 founders shares of the Company at $0.001 per common share for proceeds of $5,000. As at August 31, 2009, the common shares have not been issued.

d)

On May 12, 2009, the Company issued 5,000,000 founders shares of the Company to the President of the Company for proceeds of $500.

5.

Income Taxes

The Company has $30,875 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2029. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the year ended August 31, 2009 as a result of the following:

August 31, 2009 $
Net loss before taxes	(30,875)
Statutory rate	34%
Computed expected tax recovery	10,498
Change in valuation allowance	(10,498)
Income tax provision	–

The significant components of deferred income tax assets and liabilities as at August 31, 2009 after applying enacted corporate income tax rates are as follows:

August 31, 2009 $
Net operating losses carried forward	10,498
Total gross deferred income tax assets	10,498
Valuation allowance	(10,498)
Net deferred tax asset	–

The Company has incurred operating losses of $30,875 which, if unutilized, will expire in 2029. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.

6.

Subsequent Event

On September 9, 2009, the Company issued a private placement for 100,000 common shares at $0.10 per share for proceeds of $10,000, less finders’ fees of $1,000.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$29.48*
Audit Fees and Expenses	$5,000.00
Legal Fees and Expenses	$35,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$41,529.48*
* Estimate Only

Item 14. Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation contain the same limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 15. Recent Sales of Unregistered Securities.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

•

On May 12, 2009, the Company issued 10,000,000 shares of the Company's common stock at $0.001 per share to the President of the Company pursuant to Section 4(2) and/or Regulation D for management services.

•

On May 12, 2009, the Company issued 5,000,000 founders shares of the Company's common stock at $0.001 per share to various investors pursuant to Regulation S for proceeds of $5,000.

•

On May 12, 2009, the Company issued 5,000,000 founders shares of the Company's common stock at $0.001 per share to the President of the Company pursuant to Section 4(2) and/or Regulation D for proceeds of $5000.

•

From July 1, 2009 to August 31, 2009, the Company sold 435,000 shares of the Company's common stock at $0.10 per share to various investors for total proceeds of $43,500 pursuant to Section 4(2) and/or Regulation D.

•

On September 9, 2009, the Company sold 100,000 shares of the Company's common stock at $0.10 per share to one investor for total proceeds of $10,000 pursuant to Section 4(2) and/or Regulation D.

The Company did not use any underwriters with respect to the foregoing sales of its common stock.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to certain applicable limitations on resale, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1

Articles of Incorporation of National Intelligence Association, Inc. Incorporated by reference from the Registration Statement on Form S-1 (File No. 333-163628) filed with the Securities and Exchange Commission on December 10, 2009

3.2

Bylaws of National Intelligence Association, Inc. ( Incorporated by reference from the Registration Statement on Form S-1 (File No. 333-163628) filed with the Securities and Exchange Commission on December 10, 2009

5.1	Legal Opinion (1)
10.1

Management Agreement between Mr. Miller and National Intelligence, Inc. (Incorporated by reference from the Registration Statement on Form S-1/A (File No. 333-163628) filed with the Securities and Exchange Commission on February 22, 2010

10.2

Promissory Note issued in favor of Mr. Miller( Incorporated by reference from the Registration Statement on Form S-1/A (File No. 333-163628) filed with the Securities and Exchange Commission on February 22, 2010

14.1	Code of Ethics Incorporated by reference from the Registration Statement on Form S-1/A (File No. 333-163628) filed with the Securities and Exchange Commission on February 22, 2010
23.1	Auditor Consent (1)

(1)

Filed herewith.

Item 17. Undertakings

(a)

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.

Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)

Provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

(1)

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the  29th day of March, 2010.

National Intelligence Association, Inc.

By /s/ James Miller

James J. Miller

President, Chief Executive Officer &

Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ James J. Miller	President, Chief Executive Officer, Chief Financial Officer & Director	March 29, 2010
By /s/ William Reininger	Director	March 29, 2010
By /s/ Paul Starrett	Director	March 29, 2010
By /s/ Darienne Arnold	Director	March 29, 2010